Smith Barney Emerging Markets Equity Fund

Sub-Item 77E  (Legal Matters Putative class action lawsuits)

Registrant incorporates by reference Registrant's Supplement dated OCTOBER 26, 2005 filed on OCTOBER 26, 2005.
(Accession No. 0001193125-05-208581)


Sub-Item 77E (Legal Matters Investment Company Act Section 19(a) and 34(b))

Registrant incorporates by reference Registrant's Supplement dated SEPTEMBER 21, 2005 filed on SEPTEMBER 22, 2005.
(Accession No. 0001193125-05-189466)


Sub-Item 77E (Legal Matters Advisers Act Section 206(1) and 206(2))

Registrant incorporates by reference Registrant's Supplement dated JUNE 2, 2005 filed on JUNE 2, 2005.
(Accession No. 0001193125-05-119196)